UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49679		06-1449146
(Commission File Number)		(IRS Employer Identification No.)

8909 Purdue Road Suite 300 Indianapolis, IN 46268
(Address of principal executive offices) (ZipCode)

Registrant’s telephone number, including area code (317) 484-6000
None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

    On March 13, 2007, Chautauqua Airlines, Inc. (“Chautauqua”) and Shuttle America Corporation (“Shuttle America”), wholly owned subsidiaries of Republic Airways Holdings Inc. (the “Company”) have amended their fixed-fee agreements with Delta Air Lines. The amendments provide for early removal of all 15 E135 aircraft between September 2008 and April 2009 at a rate of 2 aircraft per month, and an approximate 3% reduction in the reimbursement rates on Chautauqua’s 24 fifty seat E145 aircraft and Shuttle America’s 16 seventy seat E170 aircraft for the remaining term of the agreements.  In return for these concessions, the Company and Delta have agreed to a negotiated pre-petition claim in the amount of $91 million, and Delta will surrender all of its warrants on approximately 3.4 million shares of the Company’s common stock.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release of Republic Airways Holdings Inc. issued on March 13, 2007.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By: /s/ Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Dated: March 13, 2007

EXHIBIT INDEX

Exhibit Number

99.1	Press Release of Republic Airways Holdings, Inc. issued on March 13, 2007.